SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              BECKMAN COULTER, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                     95-104-0600
-------------------------------------------           --------------------------
 (State of incorporation or organization)                   (IRS Employer
                                                          Identification No.)


  4300 N. Harbor Boulevard, Fullerton, CA                        92834
-------------------------------------------           --------------------------
  (Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------

Stock Purchase Rights               New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         On February 4, 1999, the Board of Directors of Beckman Coulter, Inc., a Delaware corporation (the "Company"), declared a dividend payable on March 20, 1999 of one right (a "Right") for each outstanding share of common stock, par value $.10 per share, of the Company held of record at the close of business on February 15, 1999, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of February 4, 1999 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

         The description of the Rights contained in the Company's Current Report on Form 8-K dated February 5, 1999 is hereby incorporated by reference herein.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designations and Terms of the Participating Preferred Stock) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated February 5, 1999, is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.


Item 2.  Exhibits.
         ---------

Exhibit No.        Description
-----------        -----------

    (1)            Rights Agreement.

    (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

    (3)            Form of Certificate of Designation and Terms of Participating
                   Preferred  Stock,   included  in  Exhibit  B  to  the  Rights
                   Agreement.




                                Page 2 of 3 Pages

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            BECKMAN COULTER, INC.



                                            By /s/ William H. May
                                              --------------------------------
                                              Name:   William H. May
                                              Title:  Vice President,
                                                      General Counsel
                                                      and Secretary


Date:  February 8, 1999




                                Page 3 of 3 Pages